THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAW. THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNLESS SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.


                                     WARRANT

                           FOR THE PURCHASE OF SHARES
                                 OF COMMON STOCK

                                       OF

                            Z-TEL TECHNOLOGIES, INC.


                  THIS CERTIFIES THAT, for value received, The 1818 Fund III, L.P., a Delaware limited partnership, or its successor or assignee (the "Holder"), is entitled to subscribe for and purchase from Z-TEL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), 2,083,333 fully paid and nonassessable shares of Common Stock, $0.01 par value per share, of the Company at the purchase price of $13.80 per share (the "Exercise Price"), subject to adjustment as provided in Sections 4 and 6 of this Warrant on or before the Expiration Date (as hereinafter defined). This Warrant is issued pursuant to that certain Stock Purchase Agreement, dated October 19, 2000, by and among the Company, the Holder and the other investors named on Schedule 1 thereto (the "Stock Purchase Agreement").

                  I        DEFINITIONS. When used in this Warrant, the following
terms shall have the meanings specified:

                           A.       "AFFILIATE" shall mean any affiliate, as
that term is defined under Rule 144 promulgated under the Securities Act.

                           B.       "COMMON STOCK" shall mean the common stock,
$0.01 par value per share, of the Company.

                           C.       "CONVERTIBLE SECURITIES" means evidences
of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, additional shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

                           D.       "CURRENT MARKET PRICE" as of a particular
day means the closing price on such day of the Common Stock on The Nasdaq Stock Market (or on the exchange or quotation system on which the Corporation's Common Stock is then traded) as reported in THE WALL STREET JOURNAL.

                           E.       "DERIVATIVE EQUIVALENT SHARES" shall mean
that number of shares derived by dividing the aggregate consideration received by the Corporation for the issuance of Derivative Securities, as determined in accordance with Section 1.6, by the Current Market Price immediately prior to such issuance.

                           F.       "DERIVATIVE SECURITIES" shall mean
securities, other than Options and Convertible Securities, issued for cash by the Corporation or an Affiliate of the Corporation, the value of which is directly based upon or derived by reference to the market value of the Common Stock. The consideration received by the Corporation for additional shares of Common Stock deemed to be issued in connection with the issuance of Derivative Securities shall be determined by a recognized financial institution agreeable to the Corporation and holders of warrants exercisable for at least two-thirds of the total number of shares of the Common Stock issuable upon exercise of all warrants issued pursuant to the Stock Purchase Agreement.

                           G.       "EXERCISE NOTICE" shall mean a notice of
exercise of all or any portion of this Warrant, in the form attached hereto as Exhibit A.

                           H.       "FAIR MARKET VALUE" of one share of Common
Stock shall be equal to the average for the five trading days prior to the date of such exercise of (i) the last reported sale price of the Common Stock quoted on the Nasdaq National Market System or the principal exchange on which the Common Stock is then listed, whichever is applicable, or (ii) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary, in each case as published in THE WALL STREET JOURNAL. If no public market exists for the Common Stock at the time of such exercise, the "fair market value" shall be determined by the Company's Board of Directors in good faith, which shall be deemed to be fair market value unless holders of at least 15% of the Common Stock issuable upon exercise of the Warrants issued pursuant to the Stock Purchase Agreement request that the Company obtain an opinion of a nationally recognized investment banking firm chosen by such holders and the Company (at the Company's expense), in which event fair market value shall be determined by such investment banking firm.

                           I.       "OPTIONS" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                           J.       "EXPIRATION DATE" shall mean the earlier to
occur of the following: (i) the exercise of all of the rights represented by this Warrant; or (ii) five years from the Initial Closing (as defined in the Stock Purchase Agreement).

                           K.       "PERSON" shall mean and include an
individual, partnership, corporation, trust, joint venture, limited liability company, incorporated organization and a government or any department or agency thereof.

                           L.       "REGISTRATION RIGHTS AGREEMENT" shall mean
the Registration Rights Agreement of even date herewith by and between the Company, the Holder and each of the other signatories thereto.

                           M.       "SECURITIES ACT" means the Securities Act
of 1933, as amended.

                           N.       "TRANSFER" means any act pursuant to which,
directly or indirectly, the ownership or the economic benefits of assets or securities in question is sold, exchanged, assigned, transferred, conveyed, delivered or otherwise disposed of, and shall include the issuance of any instrument the value of which is based upon the value of such assets or securities.

                           O.       "WARRANT SHARES" shall mean the shares of
Common Stock issuable to the Holder of this Warrant upon any exercise of this Warrant.

                  II       WARRANT EXERCISE; ISSUANCE OF CERTIFICATES;
PAYMENT FOR WARRANT SHARES.

                           A.       This Warrant may be exercised by the Holder,
in whole or in part, at any time prior to the Expiration Date by delivery of an Exercise Notice and, within five business days thereafter, surrender of this Warrant (properly endorsed if required) and payment by the Holder of the Exercise Price as provided in Section 2.2. Upon such surrender and payment, the Holder shall be entitled to receive a certificate or certificates representing the Warrant Shares so purchased. The Company agrees that the Warrant Shares so purchased shall be deemed to be issued to the Holder as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised. If the rights of the Holder of this Warrant are exercised in part, the number of Warrant Shares subject to this Warrant shall be reduced accordingly and the Company shall reissue a Warrant or Warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Shares as so reduced.

                           B.       Payment of the Exercise Price shall be
made by check payable to the Company, wire transfer of immediately available funds to an account specified by the Company upon inquiry by the Holder, or as further provided in this Section 2.2. Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant in exchange for cash, the Holder may elect to exercise all or a portion of this Warrant by canceling all or a portion of this Warrant and receiving in exchange therefor shares of Common Stock (as determined below) equal to the value of this Warrant, or the portion thereof being canceled, by surrender of this Warrant at the principal office of the Company together with a duly executed form of subscription. If the Fair Market Value (as defined below) of one share of Common Stock is greater than the Exercise Price (computed as of the date of exercise of this Warrant), the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                           X=       Y(A-B)
                                    ------
                                       A
         Where             X=       the number of shares of Common Stock to be
                                    issued to the holder
                           Y=       the number of shares of Common Stock
                                    purchasable under the Warrant or, if only a portion of the Warrant is being exercised, under the portion of the Warrant being exercised (on the date of exercise)
                           A =      the Fair Market Value of one share of the
                                    Common Stock (on the date of exercise)
                           B =      the Exercise Price (as adjusted to the
                                    date of exercise)

                  III      AFFIRMATIVE COVENANTS. The Company covenants and
agrees that the Warrant Shares will, upon exercise of this Warrant and issuance in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable. The Company further covenants and agrees that until the Expiration Date, the Company will at all times have authorized, and reserved for the purpose of issue upon total or partial exercise of the rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall pay, or cause to be paid, all documentary and similar taxes levied under the laws of any applicable jurisdiction in connection with the issuance of this Warrant, any modification of this Warrant or the exercise of this Warrant.

                  IV       ADJUSTMENTS. If the Company shall, while this Warrant
remains outstanding (i) pay a stock dividend or make a distribution to holders of Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then thereafter the number of Warrant Shares shall be automatically (and without notice or further action) increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such change, and the per share Exercise Price of this Warrant after such change shall in case of an increase in the number of shares be proportionately decreased, and in case of a decrease in the number of shares be proportionately increased, so that the aggregate Exercise Price of this Warrant shall be unchanged by such change. An adjustment made pursuant to this Section 4 shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the date upon which such corporate action becomes effective.

                  V        REORGANIZATION, RECLASSIFICATION, SHARE
EXCHANGE OR MERGER.

                           A.       If at any time prior to the Expiration Date
the Company is a party to any agreement providing for (i) any capital reorganization or reclassification of the capital stock of the Company or (ii) any share exchange or merger of the Company with another corporation, in such a way that holders of Common Stock shall be entitled to receive cash, shares of stock or securities or assets (collectively, and regardless of whether received in connection with a merger or some other form of corporate reorganization, the "MERGER CONSIDERATION") with respect to or in exchange for Common Stock, then, as a condition to such reorganization, reclassification, share exchange or merger, the Holder shall be given the opportunity to elect to receive such cash, shares of stock or securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares then issuable upon the exercise of the rights represented by this Warrant upon payment of the aggregate Exercise Price for all of the Warrant Shares.

                           B.       If the Holder elects to receive the Merger
Consideration, then upon Holder's actual receipt of the Merger Consideration the Holder shall pay to the Company (i) the per share Exercise Price of this Warrant multiplied by (ii) the number of shares of Common Stock then issuable upon the exercise of the rights represented by this Warrant, and thereafter the parties shall have no further rights or obligations hereunder.

                           C.       If the Holder does not elect to receive the
Merger Consideration, the rights and obligations of the Holder and the Company (including any successor company) under this Warrant shall remain in full force and effect pursuant to the terms and conditions of this Warrant. In any such case, the Company shall not effect any such reclassification, reorganization, share exchange or merger, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such share exchange or merger shall assume by written instrument the obligation to deliver to the Holder, upon exercise of this Warrant, such cash, shares of stock or securities or assets as the Holder would have been entitled to receive had the Holder made the election in accordance with the provisions of this Section 5.

                           D.       In connection with any capital
reorganization or reclassification of the capital stock of the Company or any share exchange or merger of the Company with another corporation, if the Company shall fix a record date for the making of a distribution to holders of Common Stock of (i) assets (other than cash dividends or cash distributions payable out of consolidated net income or earned surplus or dividends payable in Common Stock), (ii) evidences of indebtedness or other securities of the Company, or of any corporation other than the Company (except for the Common Stock of the Company) or (iii) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable, to the extent such rights, options or warrants have not expired, then the Company shall make provisions for the Holder to receive, and the Holder shall be entitled upon exercise of this Warrant, evidences of indebtedness, securities or such other rights, options or warrants, as if the Holder had exercised this Warrant on or before such record date.

                  VI       DILUTING ISSUANCES.

                           A.       UPON ISSUANCE OF COMMON STOCK.  Except as
hereinafter provided in this Section 6, if the Company shall issue or sell any shares of Common Stock, including any treasury shares, or any Derivative Securities, for consideration per share (determined, with respect to Derivative Securities, as set forth in Section 1.6 hereof) less than the greater of (i) the Current Market Price for the most recent trading day that is able to be determined as of the time of such issuance (before deducting underwriting discounts and commissions) or (ii) the then current Exercise Price, then a "Diluting Issuance" shall have occurred and the Exercise Price and number of Warrant Shares shall be adjusted as provided in Section 6.4.

                           B.       UPON GRANTING OF CERTAIN RIGHTS.

                                    (1)     If the Company shall in any manner
grant, issue or sell any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock, Convertible Securities or Derivative Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock or Derivative Securities (determined, as to Derivative Securities, in accordance with Section 1.6 hereof) are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities, before deducting underwriting discounts and commissions, shall be less than the greater of (i) the Current Market Price for the most recent trading day that is able to be determined as of the time of the granting of such rights or options (before deducting underwriting discounts and commissions) or (ii) the then current Exercise Price, then a Diluting Issuance shall have occurred and the Exercise Price and number of Warrant Shares shall be adjusted as provided in Section 6.4. For the purposes of such adjustment as provided in Section 6.4 the maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of Convertible Securities shall be deemed to be outstanding and to have been issued for such price per share, before deducting underwriting discounts and commissions. No further adjustments of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of Common Stock, Derivative Securities or Convertible Securities upon the exercise of any such warrant, right or option or the actual issuance of Common Stock upon the conversion or exchange of any such Convertible Securities.

                                    (2)     The price per share for which
shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities, and the consideration deemed to be received by the Company, shall be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting, issuance or sale of such rights or options or Convertible Securities, before deducting underwriting discounts and commissions, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such

Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, plus the net amount received or receivable upon the issuance of such Convertible Securities, before deducting underwriting discounts and commissions (in each case without double counting), by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options. The price per share for which Derivative Securities are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities, and the consideration deemed to be received by the Company, shall be determined in accordance with
Section 1.6.

                           C.       ISSUANCE OF CONVERTIBLE SECURITIES.

                                    (1)     Except as provided in the last
sentence of this Section 6.3(a), if the Company shall in any manner grant, issue or sell any Convertible Securities, whether or not the rights to convert or exchange thereunder are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon such conversion or exchange shall be less than the greater of (i) the Current Market Price for the most recent trading day that is able to be determined as of the time of such issuance (before deducting underwriting discounts and commissions) or (ii) the then current Exercise Price, then a Diluting Issuance shall have occurred and the Exercise Price and number of Warrant Shares shall be adjusted as provided in
Section 6.4. For the purposes of such adjustment as provided in Section 6.4, the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall as of the date for adjustment be deemed to be outstanding and to have been issued for such price per share, before deducting underwriting discounts and commissions. No further adjustments of the Exercise Price and number of Warrant Shares shall be made upon the conversion or exchange of the Convertible Securities. If any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price and number of Warrant Shares was made pursuant to Section 6.2, no further adjustment shall be made by reason of such issue or sale.

                                    (2)     The price per share for which
shares of Common Stock are issuable upon such conversion or exchange, and the consideration deemed to be received by the Company, shall be determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, in each case before deducting underwriting discounts and commissions, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                           D.       EFFECT ON WARRANT EXERCISE RIGHTS.  Upon
the occurrence of a Diluting Issuance:

                                    (1)     the Exercise Price shall be
reduced to the Exercise Price equal to the following fraction:

                                                     (A+B)
                                                     -----
                                                       C

                  where:

                  A = the number of shares of Common Stock outstanding immediately prior to such grant, issue or sale multiplied by the greater of (i) the Exercise Price or (ii) the Current Market Price, in each case immediately prior to such grant, issue or sale,

                  B = the aggregate consideration, if any, received or deemed to be received by the Company upon such grant, issue or sale (determined, with respect to issuances of Derivative Securities, as set forth in Section 1.6 hereof), and

                  C = the total number of shares of Common Stock outstanding immediately after such grant, issue or sale;


                                    (2)     any Common Stock issuable upon the
exercise of any warrants, rights or options or the conversion or the exchange of any Convertible Securities, and any Derivative Equivalent Shares shall be deemed to be outstanding for purposes of this Section 6.4; and

                                    (3)     the Holder shall thereafter be
entitled to purchase hereunder as a part of the Warrant Shares, at the Exercise Price in effect immediately after such issue or sale, the positive number of shares of Common Stock which, when multiplied by the Exercise Price in effect immediately after such issue or sale (as determined under Section 6.4), will equal the product of (i) the Exercise Price in effect immediately prior to such issue or sale and (ii) the number of shares of Common Stock issuable pursuant to this Warrant immediately prior to such issue or sale.

                           E.       OTHER DISTRIBUTIONS.  If the Company
distributes to any holder of shares of its Common Stock (including any distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets or rights or warrants to subscribe for or purchase securities of the Company (excluding those in respect of which adjustments in the Exercise Price is made pursuant to
Section 6.1, 6.2 or 6.3, then, and in each such case, the Exercise Price then in effect shall be adjusted by multiplying the Exercise Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price per share of Common Stock less the then Fair Market Value of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator shall in no event be zero). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                           F.       ADJUSTMENT.  An adjustment pursuant to
Section 6.4 shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (x) in the case of an issuance to the stockholders of the Company, as such on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (y) in all other cases, on the date of such issuance.

                           G.       LIMITATIONS ON DILUTING ISSUANCE
ADJUSTMENTS. Notwithstanding the foregoing provisions of this Section 6, no adjustment of the Exercise Price or the number of Warrant Shares shall be made as a result of or in connection with the subdivision of outstanding shares of Common Stock or combination of outstanding shares of Common Stock as to which adjustments to the Exercise Price or the number of Warrant Shares have been made pursuant to Section 4, it being the parties' intent that this Section 6 shall not be deemed to require additional adjustments to those already provided by
Section 4.

                           H.       EFFECT OF CANCELLATIONS OF DILUTIVE
SECURITIES. Any adjustments of the Exercise Price or the Warrant Shares made pursuant to Sections 6.2 or 6.3 shall be disregarded if, as, when and to the extent that the rights, options or Convertible Securities giving rise to such adjustments expire or are canceled without being exercised, converted or exchanged. In such event, the Exercise Price and number of Warrant Shares effective immediately upon such cancellation or expiration shall be equal to the Exercise Price and number of Warrant Shares in effect at the time of the issuance or sale of the rights, options or Convertible Securities which expire or are canceled without being exercised, converted or exchanged, with such additional adjustments as would have otherwise been made pursuant to Section 4.

                           I.       OUTSTANDING SECURITIES.  Notwithstanding
anything else to the contrary contained in this Warrant, no Dilutive Issuance will have occurred and no adjustment of the per share Exercise Price or the number of Warrant Shares shall be made as a result of or in connection with the issuance of Common Stock pursuant to the conversion of Convertible Securities outstanding as of the date of this Warrant or pursuant to the exercise of options, warrants or other similar securities outstanding as of the date of this Warrant.

                  VII      NOTIFICATION TO HOLDER.

                           (1)      Upon each adjustment pursuant to Section 6,
the Company shall give written notice thereof to the Holder within ten days after the date of such adjustment, which notice shall set forth the calculation of the number of shares of

Common Stock issuable upon exercise of the rights represented by this Warrant before and after such adjustment and the facts upon which such calculations are based.

                           (2)      If at any time:

                                    (A)     the Company shall offer for
subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                    (B)     the Board of Directors (or any
committee thereof) shall authorize or approve any capital reorganization, or reclassification of the capital stock of the Company, or share exchange or merger of the Company with, or sale, disposition or other conveyance of all or substantially all of its assets to, any Person;

                                    (C)     the Company (or any other party)
shall institute any proceeding seeking an order for relief under the Federal bankruptcy laws or seeking to adjudicate the Company as bankrupt or insolvent, or seeking dissolution, liquidation or winding up of the Company or seeking reorganization under any law relating to bankruptcy or insolvency;

then, within ten days of the date of any such occurrence, the Company shall give the Holder written notice describing in reasonable detail such occurrence.

                  VIII     SPECIAL DISTRIBUTIONS. If the holder so elects by
sending a notice to the Company, in the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement) in other property or assets, to holders of Common Stock (a "SPECIAL DISTRIBUTION"), then the Board of Directors shall set aside the amount of such dividend or distribution that any holder of a Warrant would have been entitled to receive had it exercised such Warrant prior to the record date for such dividend or distribution. Upon the exercise of this Warrant, the holder shall be entitled to receive, such dividend or distribution that such holder would have received had such Warrant been exercised immediately prior to the record date for such dividend or distribution. Prior to any Special Distribution described in this
Section 8, the Company shall notify each holder (not less than ten Business Days prior to the occurrence of each Special Distribution) of its intent to make such Special Distribution and the holder, if it elects to have such distribution set aside the amount thereof rather than have an adjustment to the Exercise Price as provided in Section 6, shall notify the Company by sending a notice prior to the date of any such Special Distribution.

                  IX       CERTAIN EVENTS. If any event occurs as to which the
provisions of this Warrant are not strictly applicable or, if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Company and the Holder shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect the Holder's rights as aforesaid.

                  X        The Company shall prepare and file, and cooperate
with the holder of this Warrant so that it may prepare and file, in each case within five Business Days of a request by such holder, notification and report forms in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and shall otherwise fully comply with the requirements of the HSR Act, to the extent required in connection with the exercise of the Warrant. The Company shall bear all of its own expenses and all of its own out-of-pocket expenses (including reasonable legal fees) and any fees and expenses of the holder.

                  XI       TERM OF WARRANT. This Warrant shall remain
outstanding and exercisable until the Expiration Date. To the extent not previously exercised, the rights represented by this Warrant shall thereupon terminate.

                  XII      ISSUE TAX. The issuance of certificates for shares of
Common Stock upon the total or partial exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof.

                  XIII     CLOSING OF BOOKS. The Company will at no time close
its transfer books in any manner which interferes with the timely exercise of the rights represented by this Warrant.

                  XIV      NO VOTING RIGHTS. This Warrant shall not entitle the
Holder to any voting rights as a shareholder of the Company.

                  XV       NOTICES. All notices and communications provided for
herein or made hereunder shall be delivered, or mailed first class with postage prepaid, or telecopied, addressed in each case as follows, until some other address shall have been designated in a written notice given in like manner, and shall be deemed to have been given or made when so delivered or mailed or telecopied:

                           (1)      if to the Company:        Z-Tel Technologies, Inc.
                                                              Suite 220
                                                              601 S. Harbour Island Boulevard
                                                                 Tampa, FL 33602
                                                              Attn: D. Gregory Smith
                                                                    Chief Executive Officer
                                                              Facsimile No.: (813) 233-4623

                           (2)      with a copy to:           Jeffrey H. Kupor
                                                              General Counsel
                                                              Z-Tel Technologies, Inc.
                                                              Suite 220
                                                              601 S. Harbour Island Boulevard
                                                                 Tampa, FL 33602
                                                              Facsimile No.: (813) 277-9753

                           (3) if to the Holder, at such holder's last known address appearing on the books of the
                                    Company:

Or to such other person or address as the party entitled to notice hereunder shall designate by notice in accordance with this Warrant.

                  XVI      REPLACEMENT OF WARRANT. Upon receipt of evidence
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and upon receipt of written indemnification of the Company by the Holder in form and substance satisfactory to the Company, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  XVII     GOVERNING LAW. This Warrant shall be construed and
interpreted in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  XVIII    SUCCESSORS AND ASSIGNS. The provisions of this
Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

                  XIX      FURTHER ASSURANCES. The Company agrees that it will
execute and record such documents as the Holder shall reasonably request to secure for the Holder any of the rights represented by this Warrant.

                  XX       AMENDMENT AND MODIFICATIONS. This Warrant may be
amended, modified or supplemented only by written agreement of the Company and the Holder.

                  XXI      TRANSFER OF WARRANTS. Any transfer of the rights
represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered holder hereof and, in the event of a partial transfer, in the name of the registered holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.


                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and this Warrant to be dated as of the 13th day of November, 2000.

                                    Z-TEL TECHNOLOGIES, INC.



                                    By: /s/  D. Gregory Smith
                                        ---------------------------------------
                                        D. Gregory Smith
                                        President and Chief Executive Officer

                                                                       EXHIBIT A
                                                                       ---------



                                 EXERCISE NOTICE



To:




                  The undersigned Holder, pursuant to the terms and conditions of that certain Warrant, issued by Z-Tel Technologies, Inc., a Delaware corporation, and dated as of November 13, 2000, hereby exercises such Warrant to the extent of _____________________________________________ (_________________)
shares of the Common Stock covered by such Warrant, and hereby agrees to make payment in full for each of such shares at the per share exercise price provided by such Warrant.


Date:
     ____________________


                                             Signature:_________________________

                                             Address:  _________________________

                                                       _________________________

                            [Form of Assignment Form]

                  [To be executed upon assignment of Warrants]


                  The undersigned hereby assigns and transfers this Warrant Certificate to ____________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is _______________________
__________________, and irrevocably appoints ________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                               Signature:




                                               _________________________________



Date:____________________________